Exhibit 77D: Policies with
respect to security
investments

Morgan Stanley Multi Cap Growth Trust

Morgan Stanley Multi Cap Growth Trust made those changes to its investment strategies described in the supplement to its Prospectus filed via EDGAR with the Securities and Exchange Commission on May 31, 2013
(accession number 0001104659-13-046050) and
incorporated by reference herein.